Exhibit 10.1

AMENDMENT NO. 4

TO

CREDIT AGREEMENT

        This AMENDMENT NO. 4 TO CREDIT AGREEMENT (the “Amendment”), dated as of August 26, 2003, is entered into by and among Haynes International, Inc., a Delaware corporation (the “Borrower”), the financial institutions party to the below-defined Credit Agreement (the “Lenders”), and Fleet Capital Corporation, in its capacity as administrative agent for itself as a Lender and the other Lenders (the “Administrative Agent”). Each capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

PRELIMINARY STATEMENTS

        WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 22, 1999 (as amended or modified from time to time, the “Credit Agreement”);

        WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement in certain respects; and

        WHEREAS, pursuant to the terms and conditions set forth herein, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

        1.        Amendments to the Credit Agreement. Effective as of the date first above written, unless otherwise specified herein, and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

        a.        Section 1.1 of the Credit Agreement is hereby amended to insert alphabetically therein the following defined terms:

        “Amendment No. 4” means Amendment No. 4 to Credit Agreement, dated as of August 26, 2003, by and among the Borrower, the Lenders, and the Administrative Agent.

        “Amendment No. 4 Effective Date” means August 26, 2003.

        b.        Section 2.13(D)(ii) of the Credit Agreement is hereby amended to insert immediately at the end thereof the following sentence: “Notwithstanding the foregoing or anything to the contrary set forth herein, including, without limitation, the Interest Coverage Ratio then in effect, for the period beginning on the Amendment No. 4 Effective Date and ending on January 31, 2004, the Applicable Floating Margin shall equal 1.00% and the Applicable Eurodollar Margin shall equal 3.00%.”

        c.        Section 7.1(A) of the Credit Agreement is hereby amended to insert immediately at the end thereof the following paragraph (vii):

        (vii)        Cash Flow Forecast. Immediately subsequent to any thirty-day period during which average daily Revolving Credit Availability equaled or was less than $2,000,000, an eight week statement of projected cash flow and projected average daily Revolving Credit Availability, with such projections being updated and delivered to the Administrative Agent on a weekly basis. The Borrower shall continue to make such weekly deliveries until such time as average daily Revolving Credit Availability for a thirty-day period equals or is greater than $5,000,000. If at any time average daily Revolving Credit Availability for a thirty-day period returns to being less than or equal to $2,000,000, the Borrower shall once again make the aforementioned deliveries to the Administrative Agent until such time as average daily Revolving Credit Availability for a thirty-day period returns to being greater than or equal to $5,000,000.

        d.        Section 7.3(E)(iii) of the Credit Agreement is hereby amended in its entirety as follows: “(iii) regular payments of the Blackstone Monitoring Fees; provided, however, that no more than $200,000 of cash payments of the Blackstone Monitoring Fees shall be permitted during the period beginning on the Amendment No. 4 Effective Date and ending on January 31, 2004.”

        e.        Section 7.3(G)(vi) of the Credit Agreement is hereby amended in its entirety as follows: “(vi) payments by the Parent, the Borrower or any of their respective Subsidiaries to a Blackstone Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures; provided, however, that, with respect to this clause (vi), (x) the aggregate of such payments shall not exceed $3,000,000 at any time, and (y) no more than $200,000 of cash payments in respect of the items described in clause (vi) shall be permitted during the period beginning with the Amendment No. 4 Effective Date and ending on January 31, 2004; and”.

        f.        Section 7.3(R) of the Credit Agreement is hereby amended in its entirety as follows: “(R) Limitation on Revolving Credit Availability. During the period beginning on the Amendment No. 4 Effective Date and ending on January 31, 2004, the Borrower shall not permit average daily Revolving Credit Availability for the thirty-day period preceding any day on which the Borrower makes a principal or interest payment on the Senior Notes to be less than, after giving effect to the amount of the applicable principal or interest payment, $4,500,000.”

        g.        Section 7.4(A) of the Credit Agreement is hereby amended to insert immediately at the end thereof the following: “Notwithstanding the foregoing, during the period beginning on the Amendment No. 4 Effective Date and ending on January 31, 2004, the Fixed Charge Coverage Ratio must be at least 0.65 to 1.0 instead of at least 0.75 to 1.0.”

        h.        Section 10.7(A) of the Credit Agreement is hereby amended to insert immediately at the end thereof the following sentence: “The Administrative Agent shall have the right to annually receive or update any or all appraisals of the Collateral; provided, however, that the Administrative Agent may receive or update any such appraisal more frequently than annually subsequent to the occurrence of a Default. The Borrower shall reimburse the Administrative Agent for all reasonable costs, fees and expenses paid or incurred by the Administrative Agent in connection with any appraisal of Collateral.

        2.        Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Administrative Agent has received (i) an executed copy of this Amendment from the Borrower, those Lenders constituting Required Lenders and the Administrative Agent, and (ii) a non-refundable amendment fee in immediately available funds equal to 0.125% times the Aggregate Revolving Loan Commitment in effect on the Amendment No. 4 Effective Date for the ratable benefit of those Lenders whose executed signature pages hereto are received by the Administrative Agent no later than 5:00 p.m. Chicago time on August 26, 2003.

        3.        Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

        (a)        This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

        (b)        Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

        4.        Reference to and Effect on the Credit Agreement.

        (a)        Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

        (b)        The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c)        Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

        5.        Governing Law. This Amendment shall be governed by and construed in accordance with the laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to conflict of law provisions) of the State of Illinois.

        6.        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        7.        Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

The remainder of this page is intentionally blank.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

HAYNES INTERNATIONAL, INC.

By:   /ss/  Calvin S. McKay
Name:  Calvin S. McKay
Title:  Vice President, Finance, CFO

FLEET CAPITAL CORPORATION,
individually and as Administrative Agent

By:  /ss/  Robert J. Lund
Name:  Robert J. Lund
Title:  Senior Vice President

THE CIT GROUP/BUSINESS
CREDIT, INC.

By:   /ss/  Glenn P. Bartley
Name:  Glenn P. Bartley
Title:  Vice President

NATIONAL CITY COMMERCIAL FINANCE, INC.

By:   /ss/  Jason T. Sylvester
Name:  Jason T. Sylvester
Title:  Assistant Vice President